SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT: (DATE OF EARLIEST EVENT REPORTED) : JULY 3, 2003

                           COMMISSION FILE NO. 0-49756


                           THE WORLD GOLF LEAGUE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



            Delaware                                      98-0201235
------------------------------------         -----------------------------------
(STATE  OR  OTHER  JURISDICTION  OF          (IRS EMPLOYER  IDENTIFICATION  NO.)
INCORPORATION  OR  ORGANIZATION)



           258 East Altamonte Drive, Altamonte Springs, Florida 32701
-------------------------------------------------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (407) 331-6272
                     --------------------------------------
                            (ISSUER TELEPHONE NUMBER)

                            NOVUS LABORATORIES, INC.
                              1255 W. Pender Street
                         Vancouver, B.C., Canada  V6E 2V
                         -------------------------------
                             FORMER NAME AND ADDRESS

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ITEM  5.   OTHER  EVENTS.


The Registrant has entered into a Stipulated Injunction with the State of Florida, Office of the Attorney General, Department of Legal Affairs filed in the Circuit court, 18th Judicial Circuit, in and for Seminole County, Florida, against the Registrant and Michael S. Pagnano, Individually as CEO of The World Golf League, Inc. regarding the distribution of funds to the State of Florida for restitution to the 2001 World Golf League Tournament winners. Under this agreement, the Registrant is required to pay the following amounts out of any funds received from the Escrow Agreement to the Addendum to the Share Exchange Agreement between The World Golf League, Inc. and shareholders of Novus Laboratories, Inc.

Pursuant to the Stipulated Injunction, the first $19,000 from each tranche of funds received is paid to the company's attorney, certified public accountant and an entity which loaned the Registrant funds. The remaining funds are disbursed as follows:

1. Sixty percent (60%) of the remaining balance of each tranche shall be paid to the Office of the Attorney General for restitution to the 2001 WGL National Tournament players, not to exceed $300,000 in total; and
2. The remaining balance shall be retained by the Registrant to pay reasonable and necessary operating expenses, including reasonable attorney fees and cost in associate with professional services provided by Austin Aaronson, P.A. and Mark Hutchinson, Esq.

If Registrant and Michael S. Pagnano do not pay the required amounts on or before October 17, 2003, a Final Judgment and Permanent Injunction shall be entered including but not limited to penalties of up to $20,000 and injunctions prohibiting the Registrant from organizing and promoting of any golf tournaments.


                                   Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The  World  Golf  League,  Inc.


July  9,  2003
/s/  Michael  S.  Pagnano
--------------------------------------------
   Michael  S.  Pagnano
   Chief  Executive  Officer

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